EXHIBIT 99.1

Credit Guarantee Contract.

Party A: Beijing Xingwang Shidai Tech & Trading Co. Ltd
Address: #1 Pingfang, East Yong An Li, Chaoyang District, Beijing
Legal Representative: Jingwen Yang
Telephone:
Fax:
Post Code:

Party B: Beijing Orsus Xelent Tech & Trading Co. Ltd
Address: 12th Floor, Tower B, Chaowai Men Office Building,
 26 Chaowai Street Chaoyang District. Beijing, 100020
Legal Representative: Xin Wang
Telephone: 010-85653777
Fax: 010-85653666
Post Code: 100020

Party C: Zhong Hui Guarantee Corporation
Address: Room 406, Tower A. Huixin Building,
 No.8 Beichendong Lu, Andingmen Wai,
 Chaoyang District, Beijing.
Legal Representative: Zhixiang Zhang
Telephone: 010-84379652
Fax:
Post Code:

Whereas,
Party A and Party B have business relationships and Party A is the payer and Party B is the payee, Party B requires that Party A shall provide third party credit guarantee for the full account payable arising out of the business cooperation between Party A and Party B.

Accepting Party A’s authorization, Party C agrees to provide credit guarantee at the amount of no more than RMB 300 million to Party B.

Now, therefore,
Party A, Party B and Party C enter into this contract and agree to comply with this contract.

Article I: Scope of guarantee
Within the terms of this Guarantee Contract, Party C guarantees the principle debt, interest, fine, damages arising out of breach of contract, and costs incurred for realizing those legal rights including but not limited to legal proceeding fees, attorney fees and travel expenses arising out of the main contract.

Article II. Period and Term of Guarantee
The period of guarantee shall be two years after account payable is due.
The term of Party C’s guarantee shall be from January 1, 2008 to December 31, 2008 and the whole guarantee period shall be 12 months.

Exhibit 99.1 - 1

Article II. Mode of Guarantee
This guarantee is a joint and several liability guarantee. When Party A defaults at the payment due, Party B may enforce its rights hereunder against Party A, or require Party C to fulfill the guarantee responsibilities within the scope of guarantee.

Article IV. Cost of Guarantee
The guarantee cost is ________, Party A shall bear all the guarantee costs.

Article V. Undertaking of Guarantee Responsibility
1.	Party A shall inform Party C of all information related to accounts payable.

2.
If Party A doesn’t pay account payable, Party B shall notice Party C in written form. Party C shall make full payment to Party B within 15 working days after Party C receives the written notice and verifies the relevant documents.

Article VIò Implementation of Guarantee Obligation
During the period of payment of debt, if Party B proves that Party A’s operation is worsening , or Party A is surreptitiously withdrawing funds, transferring assets for evasion of debt, or in other situation which could cause serious damage on Party B, Party B is entitled to require Party C to fulfill its guarantee obligation in advance.

Article VII. Irrevocable Guarantee
This guarantee obligation is irrevocable.

Article VIII. Obligations of Party A
1.
According to the requirement of Party C, Party A shall periodically or momentarily provide Party C documents related to its production and operation, financial statement, accounting and statistic. Party A shall guarantee the authenticity, availability and validity of all the documents.

2.	Party A shall cooperate with Party C for any inspection, question and surveillance requested by Party C periodically or at any time.

3.	Party A shall not lease, sell, transfer, assign or dispose its property in other ways without the agreement of party C.

4.
Party A shall notice Party C at least 30 days in advance in case it is involved in separation, merger, reorganization, or changes. All the obligations under this contract shall be assumed by the succeeding party.

5.	Party A shall provide Party C the resolution of its Board of Directors (or other authority) which agrees that Party C acts as Party A’s guarantor.

6.	Party A shall bear all the other obligations agreed by three parties.

Article IX. Other Stipulation.
Any modification made to the account payable between Party A and Party B shall get Party C’s written consent in advance, otherwise Party C shall have no obligation to guarantee the modified debt.

Exhibit 99.1 - 2

Article X. Liability of Breaching the Contract
Party A, Party B and Party C shall fulfill all the obligations under the contract after this contract is signed. Any party who fails to carry out the contract or fails to fully enforce the contract shall bear the liabilities of breaching the contract, and shall compensate all the damages arising out of the breach to other parties.

Article XI. Dispute Resolution.
Party A, Party B and Party C may resolve the dispute under the contract by consultation. If the dispute can not be settled by consultation, any party may submit the dispute to the court of the place where the contract is signed.

Article XII. Annex
1.	The contract shall be in effect after the contract is signed by the legal representatives or authorized representatives of all parties and is stamped.
2.
Except as otherwise expressly provided in this contract, each party agrees that any supplement, amendment, modification to the contract shall be signed in written form by three parties after their consultation, and shall constitute part of the contract.

3.	The contract is made in three copies, and each party shall hold one copy which has equal legal binding effect.
4.	The contract is effective as of July 20, 2008.

Party A: Beijing Xingwang Shidai Tech & Trading Co. Ltd

Signature:

Date:

Party B: Beijing Orsus Xelent Tech & Trading Co. Ltd

Signature:

Date:

Party C: Zhong Hui Guarantee Corporation

Signature:

Date:

Exhibit 99.1 - 3